As filed with the Securities and Exchange Commission on September 1, 2017

Registration No.:__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0450450
(I.R.S. Employer Identification Number)

500 President Clinton Avenue Suite 300 Little Rock, AR 72201 (501) 205-8508
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John Pisaris, Esq. General Counsel Inuvo, Inc. 500 President Clinton Avenue Suite 300 Little Rock, AR 72201 telephone (501) 205-8508
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Brian A. Pearlman, Esq. Pearlman Law Group LLP 200 S. Andrews Avenue Suite 901 Fort Lauderdale, Florida 33301 telephone (954) 880-9484

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, par value $0.001 per share	3,529,000	$1.03	$3,634,870	$421.28
———————

1
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the NYSE American on August 29, 2017.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ii

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2017

PROSPECTUS

Inuvo, Inc.

3,529,000 shares of Common Stock

This prospectus relates to periodic offers and sales of 3,529,000 shares of our outstanding common stock by the selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. The selling stockholders or their respective pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 6 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is listed on the NYSE American under the symbol "INUV." On August 29, 2017 the last reported sale price for our common stock was $1.03 per share.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this Prospectus is ________, 2017

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT THIS PROSPECTUS	4
PROSPECTUS SUMMARY	4
COMMON STOCK OFFERED	5
USE OF PROCEEDS	5
RISK FACTORS	6
SELLING STOCKHOLDERS	6
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	9
WHERE YOU CAN FIND MORE INFORMATION	10
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	10

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act", and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act". These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology. These factors include, but are not limited to our:

•	material dependence on our relationships with Yahoo! and Google;

•	dependence on relationships with distribution partners, and on the introduction of new products and services, which require significant investment;

•	dependence on our financing arrangements with Western Alliance Bank, which is collateralized by our assets;

Ù	dependence on our ability to effectively market and attract traffic;

•	need to keep pace with technology changes;

•	fluctuations of quarterly financial results and the trading price of our common stock;

•	vulnerability to interruptions of services;

•	dependence on key personnel;

•	vulnerability to regulatory and legal uncertainties and our ability to comply with applicable laws and regulations;

•	need to protect our intellectual property;

•	vulnerability to publishers who could fabricate clicks;

•	vulnerability to a downturn and to uncertainty in global economic conditions;

•	integration of our recent NetSeer asset acquisition;

•	requirement to adhere to the covenants and restrictions in our grant agreement with the state of Arkansas;

•	the dilutive impact to our stockholders from outstanding restricted stock grants, warrants and options; and

•	the seasonality of our business.

These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on February 16, 2017, and our subsequent filings with the SEC.

Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the incorporation of certain information by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Neither we nor any selling stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless specifically set forth to the contrary, when used in this prospectus the terms "Inuvo," "we," "us," "our" and similar terms refer to Inuvo, Inc., a Nevada corporation, and its subsidiaries. The information which appears on our corporate web site at www.inuvo.com is not part of this prospectus.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

We develop technology that connects advertisers with consumers through interactions with Inuvo ad-units on websites and apps across devices. The Inuvo MarketPlace provides the means to interact with tens of thousands of advertisers (Demand) and tens of thousands of online publishers (Supply). We interact with Demand/Supply constituents directly and indirectly. We serve ads within content, video and images. We target ads to consumers using our proprietary ConceptGraph machine learning technology that includes a database of 800 million machine profiles. We earn revenue when consumers view and click on our ads. We touch 90% of all US households weekly. Our business scales as we add Demand and Supply relationships with many barriers to entry including the ability to process hundreds of thousands of transactions per second.

Intellectual property is protected by eleven issued and eight pending patents. We count among our many contractual relationships, three clients who collectively manage over 50% of all US digital advertising budgets. Included within our Supply portfolio is a collection of owned websites such as alot.com and earnspendlive.com where we create content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test ad-tech, while also delivering high quality consumers to advertisers through interaction with proprietary content in the form of images, videos, slideshows and the written word.

We are focused on growth and expect to generate a positive cash flow for the long term. We expect to continue to make strategic investments principally in these areas: marketing technology that helps drive traffic to our owned websites; ad-units that perform better for publishers; demand technology that optimizes advertiser choices; supply technology that optimizes publisher yield; and audience targeting technology that improves the alignment of advertising with consumer and yield.

Corporate information

We were incorporated under the laws of the State of Nevada in October 1987 under the name North Star Petroleum, Inc. In May 1990, we changed our name to Gemstar Enterprises, Inc. In October 1998 we changed our name to CGI Holding Corp. In March 2006 we changed our name to Think Partnership Inc. and in September 2008 we changed our name to Kowabunga! Inc. Lastly, in July 2009 we changed our name to Inuvo, Inc.

Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201. Our telephone number at this location is (501) 205-8508. The information which appears on our website at www.inuvo.com is not part of this prospectus.

COMMON STOCK OFFERED

This prospectus relates to the resale of up to 3,529,000 shares of our outstanding common stock by the selling stockholders identified in this prospectus, including their respective transferees, pledgees, donees or successors. See “Selling Stockholders.”

USE OF PROCEEDS

We will not receive any proceeds from the sales of the common stock offered by this prospectus.

RISK FACTORS

Please carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2016 and our other periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

SELLING STOCKHOLDERS

On February 6, 2017 we entered into an asset purchase agreement by and among Inuvo, NetSeer Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Inuvo, and NetSeer, Inc., a Delaware corporation, or "NetSeer," as seller. Under the terms of the asset purchase agreement, we acquired substantially all of the assets of NetSeer, and assumed certain specific liabilities and personnel obligations, in exchange for 3,529,000 shares of our common stock. Of this amount, an aggregate of 529,350 shares have been deposited into escrow with our counsel under the terms of an escrow agreement pending possible post-closing adjustments in the purchase price related to working capital and audited financial statement adjustments, as well as in connection with possible indemnification claims post-closing. We refer to these shares as the "Escrow Shares". At closing we also entered into a registration rights agreement with NetSeer pursuant to which we agreed to file a registration statement to register the resale of the shares of our common stock issued as consideration in the acquisition. This prospectus is part of that registration statement. The shares of our common stock issued as consideration were subject to a 180 day lock-up agreement.

In April 2017 NetSeer transferred the shares we issued it, including the rights to the Escrow Shares held under the escrow agreement, to nine individuals and entities in private transactions. Those recipients are the selling stockholders named herein. The shares received by those recipients were also subject to the 180 day lock-up and we have entered into new lock-up agreements with each of the recipients.

At August 25, 2017 there were 28,643,960 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales by the selling stockholders listed below and their respective pledgees, donees and other successors in interest. The following table sets forth:

Ù	the name of the selling stockholder;

Ù	the number of shares owned by the selling stockholder; and

Ù	the number of shares being registered for resale by the selling stockholder.

The information set forth in the following table is based upon information provided to us by the selling stockholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling stockholders may be offered hereby. Because the selling stockholders may sell some or all of the securities owned by them no estimate can be given as to the number of securities that will be held by any selling stockholder upon termination of any offering made hereby. If all the securities offered hereby are sold by each selling stockholder, the selling stockholder will not own any securities after the offering.

Name of Selling Stockholder	Number of shares owned	Shares to be offered	Shares to be owned after offering	% to be owned after offering
Onset V, L.P. (1)	2,559,691	2,559,691	0	-
Mission Ventures III, L.P. (2)	112,262	112,262	0	-
Mission Ventures Affiliates III, L.P. (3)	4,922	4,922	0	-
HM Advisco, LLC (4)	233,750	233,750	0	-
Headwaters BD, LLC (5)	31,875	31,875	0	-
Pillsbury Winthrop Shaw Pittman LLP (6)	187,500	187,500	0	-
Mracek Family Trust (7)	171,000	171,000	0	-
Behnam Rezaei (8)	142,500	142,500	0	-
Dennis Clerke (9)	85,500	85,500	0	-
Total		3,529,000
———————

(1)
The number of shares owned and offered includes 383,954 Escrow Shares. Messrs. Terry L. Opdendyk or Robert F. Kuhling, Jr., Managing Directors of ONSET V Management, LLC, the General Partner of ONSET V, L.P. have voting and dispositive power over shares of our common stock held of record by ONSET V, L.P.

(2)
The number of shares owned and offered includes 16,839 Escrow Shares. Mr. David Ryan has voting and dispositive power over shares of our common stock held of record by Mission Ventures III, L.P. See footnote 3.

(3)
The number of shares owned and offered includes 738 Escrow Shares. Mr. David Ryan has voting and dispositive power over shares of our common stock held of record by Mission Ventures Affiliates III, L.P. See footnote 2.

(4)	The number of shares owned and offered includes 35,063 Escrow Shares. Mr. Gary Moon has voting and dispositive power over shares of our common stock held of record by HM Advisco LLC.

(5)	The number of shares owned and offered includes 4,781 Escrow Shares. Mr. Paul Janson has voting and dispositive power over shares of our common stock held of record by Headwaters BD, LLC.

(6)
The number of shares owned and offered includes 28,125 Escrow Shares. Mr. Sean Whelan has voting and dispositive power over shares of our common stock held of record by Pillsbury Winthrop Shaw Pittman LLP.

(7)	The number of shares owned and offered includes 25,650 Escrow Shares. Mr. John Mracek has voting and dispositive power over shares of our common stock held of record by Mracek Family Trust.

(8)	The number of shares owned and offered includes 21,375 Escrow Shares.

(9)	The number of shares owned and offered includes 12,825 Escrow Shares.

None of the selling stockholders are a broker-dealer or an affiliate of a broker-dealer, other than Headwaters BD, LLC. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by any selling stockholder.

PLAN OF DISTRIBUTION

The selling stockholders, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for their accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The aggregate proceeds to a selling stockholder from the sale of shares of our common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. Each selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions or otherwise in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, provided that such selling shareholder meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of each selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 900 S. Andrews Avenue, Suite 901, Fort Lauderdale, Florida 33301.

EXPERTS

Our consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended incorporated by reference into this prospectus have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

Ù	our Annual Report on Form 10-K for the year ended December 31, 2016 filed February 16, 2017;

Ù	our Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed August 8, 2017;

Ù
our Current Reports on Form 8-K and 8-K/A as filed on February 7, 2017, February 27, 2017, March 30, 2017, April 17, 2017, June 7, 2017 and June 19, 2017 (other than portions of those reports not deemed to be filed);

Ù	our definitive proxy statement on Schedule 14A as filed on April 28, 2017;

Ù	the description of our common stock included in our Registration Statement on Form 8-A as filed on February 29, 2008; and

Ù
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-32442.

In addition, all reports and other documents filed by us pursuant to the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, AR 72201, telephone (501) 205-8508, Attention: Corporate Secretary.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available at the SEC’s web site at http://www.sec.gov or our website at www.inuvo.com.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

●	a breach of the director's duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

●	a transaction from which our director received an improper benefit; or

●	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

Amount to be Paid
SEC Registration Fee	$421.28
Printing Fees and Expenses *	2,500.00
Legal Fees and Expenses *	7,500.00
Accounting Fees and Expenses *	5,000.00
Blue Sky Fees and Expenses *	0
Transfer Agent and Registrar Fees *	0
Miscellaneous *	78.72
TOTAL	$15,500.00
*    estimated.

Item 15.        Indemnification of Directors and Officers.

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

●	a breach of the director's duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

●	a transaction from which our director received an improper benefit; or

●	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.        Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.        Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on September 1, 2017.

INUVO, INC.

By:	/s/ Richard K. Howe
Richard K. Howe, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Howe	Chairman, Chief Executive Officer, principal executive officer	September 1, 2017
Richard K. Howe

/s/ Wallace D. Ruiz	Chief Financial Officer, principal financial and accounting officer	September 1, 2017
Wallace D. Ruiz

/s/ *	Director	September 1, 2017
Charles D. Morgan

/s/ *	Director	September 1, 2017
Charles L. Pope

/s/ *	Director	September 1, 2017
Patrick Terrell

/s/ *	Director	September 1, 2017
Gordon J. Cameron

/s/ *	Director	September 1, 2017
G. Kent Burnett

*    By:     /s/ Richard K. Howe
Richard K. Howe, attorney in fact

EXHIBIT INDEX

Exhibit		Incorporated	Filing	SEC File/Reg.
Number	Description	By Reference	Date	Number
4.1	Specimen Certificate for Common Stock.	Form S-4 (Exhibit 4.1)	11/15/11	333-177983
5.1	Opinion of Pearlman Law Group LLP	*
23.1	Consent of Mayer Hoffman McCann PC	*
23.2	Consent of Pearlman Law Group LLP (included in the opinion filed as Exhibit 5.1).	*
24.1	Power of Attorney of Charles D. Morgan	*
24.2	Power of Attorney of Charles L. Pope	*
24.3	Power of Attorney of Patrick Terrell	*
24.4	Power of Attorney of Gordon J. Cameron	*
24.5	Power of Attorney of G. Kent Burnett	*
*	Filed herewith

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